UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

STEPAN COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard Suite 500
Northbrook, Illinois		60062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 446-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	SCL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Stepan Company (“Stepan”) held its Annual Meeting of Stockholders on April 30, 2024 (the “Annual Meeting”). At the Annual Meeting, there were 20,617,168 shares of Stepan’s common stock represented to vote either in person or by proxy, which represented a quorum. Stockholders voted on the following matters at the Annual Meeting: (1) election of three nominees to serve as directors until the annual meeting of stockholders to be held in 2027; (2) an advisory vote to approve the compensation of Stepan’s named executive officers; and (3) ratification of the appointment of Deloitte & Touche LLP as Stepan’s independent registered public accounting firm for fiscal year 2024.

Set forth below are the matters acted upon at the Annual Meeting and final voting results on each such matter as reported by Stepan’s inspector of elections.

Proposal 1: Election of Directors

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Randall S. Dearth	18,398,169	478,064	39,194	1,701,740
Susan M. Lewis	18,821,247	87,784	6,396	1,701,740
Jan Stern Reed	18,712,267	198,904	4,256	1,701,740

Proposal 2: Advisory Vote to Approve the Compensation of Stepan’s Named Executive Officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,249,728	611,688	54,011	1,701,740

Proposal 3: Ratification of the Appointment of Deloitte & Touche LLP as Stepan’s Independent Registered Public Accounting Firm for 2024

FOR	AGAINST	ABSTAIN
20,198,767	401,478	16,923

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date:	May 3, 2024	By:	/s/ David G. Kabbes
David G. Kabbes Vice President, General Counsel and Secretary